Exhibit 99.2

FactSet Acquires Portware, Execution Management System (EMS) Provider

NORWALK, Conn., September 22, 2015 – FactSet Research Systems Inc. (NYSE: FDS) (NASDAQ: FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced that it has agreed to acquire all the issued and outstanding membership interests of Portware, LLC (www.portware.com) for cash consideration of $265 million. FactSet will fund the acquisition with an expansion of its existing revolving credit facility. Following regulatory review, the transaction is expected to close before the end of FactSet’s first fiscal quarter.

Portware is an award-winning, multi-asset execution management system (“EMS”) that is trusted by the world’s largest asset managers. With global clients that stretch across North America, Asia and Europe, Portware delivers products, services, and solutions that transform the way financial institutions analyze, communicate, and execute investment ideas. Portware achieves its success through its highly customizable EMS and its Alpha Vision analytics. Portware embeds its solutions in the middle of each client’s trading ecosystem as it integrates tightly with other key components. Portware emphasizes automation of simpler trades to free traders to focus on adding more value to the most complex trades.

“Portware is a highly innovative firm, with keen insight into the trading ecosystem, and strong recent success in the market. We are thrilled to welcome this talented group of individuals” said Phil Snow, CEO of FactSet. “Portware’s tools and expertise in trading are an exciting complement to our current offerings. We are excited to enhance the productivity of FactSet users as we integrate Portware into adjacent workflows within our client base.”

“Portware’s explosive growth over the last three years, despite the difficult environment, is a testament to our strategy and vision for the industry, and we’re excited to bring our proven innovation and people to join the FactSet family,” said Alfred Eskandar, CEO of Portware. “Like FactSet, we believe in putting our clients first and constantly thinking of ways to enhance the client experience. We’re confident that our similar cultures and commitment to excellence will result in a collaborative environment for our people and an incredible opportunity to develop new and exciting products for the industry.”

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 62,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. FactSet has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE: FDS | NASDAQ: FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

About Portware

Founded in 2000, Portware, LLC is the financial industry's leading developer of broker-neutral, automated trading solutions for global equities, futures, options and FX. With offices in New York, London, Hong Kong, and Hyderabad, Portware works in partnership with its clients to create highly integrated solutions to streamline workflow and increase operational efficiencies on trading desks worldwide. Portware's flagship product, Portware Enterprise, is a fully customizable trade management and execution system for single stock, portfolio, basket, automated and algorithmic trading. For more information, please visit www.portware.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

CONTACT:	Rachel Stern
203.810.1000